SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                 __________

                                  FORM 8-K
                                 __________

            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 4, 2003

                           Pennichuck Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       New Hampshire                  0-18552                02-0177370
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State or other jurisdiction    Commission File Number       IRS Employer
     of incorporation                                    Identification No.

                              Four Water Street
                              Nashua, NH 03060
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                  (Address of principal executive offices)

                               (603) 882-5191
                       -------------------------------
                       (Registrant's telephone number,
                            including area code)


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Item 5.     Other Events

      Pennichuck Corporation ("Pennichuck") and Philadelphia Suburban Corporation ("PSC") have reached a mutual agreement to terminate the Agreement and Plan of Merger dated April 29, 2002 concerning the proposed acquisition of Pennichuck by PSC.

      The decision to terminate the merger agreement follows the January 14, 2003 referendum of the City of Nashua, authorizing Nashua to pursue the acquisition, by an eminent domain proceeding or otherwise, of all or a portion of the Company's water works system serving the residents of Nashua and others. The referendum passed by a vote of 6,525 to 1,867.

      Both Pennichuck and PSC had indicated in previous SEC filings that they felt it was unlikely the merger would close by March 31, 2003, after which either party could terminate the merger agreement.


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                                  Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PENNICHUCK CORPORATION


                                      By: /s/ Maurice L. Arel
                                          -------------------
                                          Maurice L. Arel
                                          President and Chief Executive Officer


Dated:  February 5, 2003


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